Exhibit 10.31

IASIS Healthcare Corporation

Independent Director Compensation Agreement

THIS INDEPENDENT DIRECTOR COMPENSATION AGREEMENT (“Agreement”) is made and entered into as of the 1st day of July, 2014 (“Effective Date”) between IASIS Healthcare Corporation, a Delaware corporation (“Company”), and Kirk Gorman (“Director”).

WHEREAS, the Board of Directors of the Company (“Board”) desires to continue to retain the services of Director as an independent member of the Board and to retain his additional services as a member of the Board’s Audit Committee;

WHEREAS, Director desires to continue to serve as an independent member of the Company’s Board and as a member of the Board’s Audit Committee;

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to provide the Director with an appropriate incentive to encourage him to continue his services as a director of the Company and to improve the growth and profitability of the Company; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (“Committee”) has determined that it is in the best interests of the Company and its stockholders to provide Director with an annual cash compensation package of $50,000 for his services as a director of the Company and to provide additional consideration as described herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Annual Cash Payment. In consideration for his services as a director of the Company, the Company shall pay Director the annual sum of $50,000, during the Term (as defined below) and with such payments to be made in equal quarterly installments.

2. Grant of Restricted Stock Units.

(a) The Company hereby agrees to grant to Grantee, as more specifically set forth in Section 2(b) below and pursuant to appropriate award agreements, awards (collectively, the “Award”), of a number of Restricted Stock Units, all on the terms and conditions set forth in this Agreement (the “RSUs”).

(b) During the Term, the Award will be granted as follows:

(i)	On the date hereof, the Company hereby grants Grantee an award of 11,111 shares of RSUs (it being acknowledged and agreed by the Company and the Grantee that the Fair Market Value (as defined below) on the date hereof is $13.50) (the “Initial Grant”).

(ii)	On the first anniversary hereof, and subject to the Grantee’s continued service on the Board as of such date, the Company shall grant a number of shares of RSUs equal to (x) $150,000, divided by (y) the Fair Market Value of the Common Stock on such date (the “First Anniversary Grant”)

Notwithstanding the foregoing, in the event the number of RSU’s that Grantee will be granted in any year as determined pursuant to the calculation above is a fractional amount, such fractional amount will be rounded to the nearest whole number for purposes of determining the number of RSU’s that Grantee will be granted for such year.

(c) For purposes of this Agreement, “Fair Market Value” means, as of any date:

(i)	prior to the existence of a Public Market (as defined in Section 2(d) below) for the Common Stock, the value per share of the Common Stock as determined in good faith by the Company’s Board of Directors; or

(ii)	on which a Public Market for the Common Stock exists, (x) the closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (y) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (z) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Company’s Board of Directors. The Fair Market Value as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board of Directors. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board of Directors in good faith to reflect the fair market value of a share of Common Stock.

(d) For purposes of this Agreement, a “Public Market” for the Common Stock shall be deemed to exist if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and trading regularly occurs in such Common Stock in, on, or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act of 1933 (the “Securities Act”)) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

3. Term. The term of this Agreement (“Term”) will commence on the date hereof and will terminate on the earlier to occur of (i) the second anniversary hereof, and (ii) the date on which, for any reason, Director no longer serves as a director of the Company.

4. No Right to Continued Service. This Agreement shall not be construed as giving Director the right to continue to service as a director of the Company, and the Company may at any time dismiss Director from service as a director, free from any liability or any claim.

5. Entire Agreement. This Agreement contains the entire understanding and agreement between the Company and the Director concerning the compensation granted hereby, and supersedes any prior or contemporaneous negotiations and understandings. The Company and the Director have made no promises, agreements, conditions, or understandings relating to the compensation granted hereby, either orally or in writing, that are not included in this Agreement.

6. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

7. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the compensation granted hereby, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Director.

8. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction and the remainder of the Agreement shall remain in full force and effect.

9. Notices. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	IASIS Healthcare Corporation
117 Seaboard Lane, Suite E
Franklin, Tennessee 37067
Attn: General Counsel

To the Director:	The address then maintained with respect to the Director in
the Company’s records.

10. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

11. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Director’s legal representatives. All obligations imposed upon the Director and all rights granted to the Company under this Agreement shall be binding upon the Director’s heirs, executors, administrators and successors.

12. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Director and the Company for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the day and year first above written.

IASIS Healthcare Corporation

By:	/s/ W. Carl Whitmer
Name:	W. Carl Whitmer
Its:	President & Chief Executive Officer

Director:

/s/ Kirk Gorman
Kirk Gorman